Exhibit 10.3

WAIVER OF LIQUIDATED DAMAGES AND RELEASE OF CLAIMS

This Waiver of Liquidated Damages and Release of Claims (this “Waiver”) is made and is effective as of December 1, 2023, by and among The Arena Group Holdings, Inc. (the “Company”), B. Riley Principal Investments, LLC (the “Holders”) and Simplify Inventions, LLC (the “Purchaser”).

WHEREAS, the Company and the Holder are parties to certain Registration Rights Agreements, each dated as of August 10, 2018, December 12, 2018, October 7, 2019, September 4, 2020 and October 28, 2020, respectively (collectively, the “Registration Rights Agreements”), pursuant to which certain liquidated damages (collectively, the “Registration Rights Damages”) have become payable to the Holder.

WHEREAS, the Company and the Holder are parties to certain Securities Purchase Agreements, each dated as of August 10, 2018, December 12, 2018, October 7, 2019, September 4, 2020 and October 28, 2020, respectively (collectively, the “Securities Purchase Agreements” and together with the Registration Rights Agreements, the “Agreements”), pursuant to which certain liquidated damages (the “Securities Purchase Agreement Damages” and together with the Registration Rights Damages, the “Liquidated Damages”) have become payable to the Holder.

WHEREAS, as of the date of this Waiver, the Liquidated Damages payable to the Holder (including any accrued but unpaid interest thereon), in the aggregate, equals $3,494,954.64.

WHEREAS, concurrently with the execution of this Waiver, among others, the Holder, the Company and the Purchaser are entering into a certain Stock Purchase Agreement (the “Stock Purchase Agreement”) whereby the Purchaser is purchasing from certain Seller Parties (as defined therein), including the Holder, all of such Seller Parties’ Purchased Shares (as defined therein).

WHEREAS, as a material inducement of the Purchaser’s entering into the Stock Purchase Agreement, the Purchaser is requiring that the Holder and the Company execute this Waiver.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Incorporation of Recitals. Each of the above recitals is incorporated herein by reference.

2. Waiver of Liquidated Damages. Without limiting any other rights or obligations owed to the Holder or any of its respective affiliates by the Company or any of its affiliates, whether pursuant to the Agreements or any other agreement between such parties, in all cases, that do not expressly relate to the rights that the Holder possesses to receive the Liquidated Damages amounts payable to it or any interest that has then accrued thereon, the Holder hereby irrevocably and unconditionally relinquishes any and all rights that the Holder possesses to receive the Liquidated Damages amounts payable to it or any interest that has accrued thereon.

3. Waiver of Claims. Without limiting any other claims or demands of any kind or nature that the Holder or any of its respective affiliates may have against the Company or any of its affiliates, whether pursuant to the Agreements or any other agreement between such parties, in each case, that do not expressly relate to the payment of the Liquidated Damages, the Holder agrees that it will not bring any claim or demand of any kind or nature whatsoever against the Company with respect to any provision in the Registration Rights Agreements or the Securities Purchase Agreements expressly relating to the payment of the Liquidated Damages and acknowledge that any claim by the Holder with respect to the payment of the Liquidated Damages or for breach of any provision in the Registration Rights Agreements of the Securities Purchase Agreements expressly relating to the payment of the Liquidated Damages is forever discharged.

4. Entire Agreement; Counterparts; Governing Law. This Waiver constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. This Waiver may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if an original. This Waiver, all acts and transactions pursuant hereto and all obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.

[Signature Pages Follow]

This Waiver may be executed in counterparts, each of which will constitute an original and all of which together will constitute one agreement.

THE COMPANY:

THE ARENA GROUP HOLDINGS, INC.

By:	/s/ Ross Levinsohn
Name:	Ross Levinsohn
Title:	Chief Executive Officer

[Signature Page - Waiver of Liquidated Damages and Release of Claims]

THE HOLDER:

B. Riley Principal Investments, LLC

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	President

[Signature Page - Waiver of Liquidated Damages and Release of Claims]

The Purchaser:

Simplify Inventions, LLC

By:	/s/ Manoj Bhargava
Name:	Manoj Bhargava
Title:	Manager

[Signature Page - Waiver of Liquidated Damages and Release of Claims]